Exhibit 10.30.2

EXECUTION COPY

AMENDMENT TO

HAWKER BEECHCRAFT, INC

NONQUALIFIED STOCK OPTION AGREEMENTS

2009 Forms of Agreement

WHEREAS, Hawker Beechcraft, Inc. (the “Company”) is party to certain (i) Performance-Vesting Type A Option Agreements, (the “Type A Agreements”) the form of which is attached hereto as Exhibit A and (ii ) Performance-Vesting Type B Option Agreements (the “Type B Agreements”), the form of which is attached hereto as Exhibit B pursuant to which certain employees (the “Option Holders”) of Hawker Beechcraft Corporation (“HBC”) were granted options (“Options”) to purchase shares of common stock, par value $.01, of the Company pursuant to the 2007 Stock Option Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning given thereto in the Plan; and

WHEREAS, Committee desires to enhance the ability of Option Holders who hold unvested Options granted prior to March 5, 2010 pursuant to either or both of Type A Agreement or Type B Agreement to realize value from such stock options.

NOW, THEREFORE, effective March 26, 2010:

1.	The first sentence of Section 3(a)(i) of each of the Type A Agreements is hereby deleted in their entirety and replaced with the following new first sentence:.

“If the Participant is employed by a member of the Company Group on the date of consummation of a Liquidity Event, all Shares originally subject to the Option (including those previously eligible for vesting under Section 2(a) which had not yet become vested) shall vest and become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event a Cash on Cash Return of at least one hundred and fifty percent (150%).

2.	Section 3(a)(ii) of each of the Type A Agreements is hereby amended by (i) deleting the phrase “an 8% Internal Rate of Return and” and (ii) replacing the phrase “two hundred percent (200%)” with the phrase “one hundred and fifty (150%)” at the end of the Section.

3.	The provisions of Section 3(a)(i) of each of the Type B Agreements are hereby deleted in their entirety and replaced with the following new Section 3(a)(i).

“If the Participant is employed by a member of the Company Group on the date of consummation of a Liquidity Event, all Shares originally subject to the Option (including those previously eligible for vesting under Section 2(a) which had not yet become vested) shall vest and become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event a Cash on Cash Return of at least two hundred percent (200%).

4.	Section 3(a)(ii) of each of the Type B Agreements is hereby amended by (i) deleting the phrase “an 8% Internal Rate of Return and” and (ii) replacing the phrase “three hundred percent (300%)” with the phrase “two hundred percent (200%)” at the end of the Section.

5.	Confirmation of Stock Option Agreement. In all other respects the Stock Option Agreement shall remain in effect and is hereby confirmed by the Company.